Sprouts Farmers Market Q4 & Full-Year 2025 Earnings Deck February 19, 2026 Exhibit 99.2

Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market, Inc. (the “Company”) or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this presentation. These risks and uncertainties include, without limitation, the Company’s ability to execute on its long-term strategy; the Company’s ability to successfully compete in its competitive industry; general economic conditions that impact consumer spending or result in competitive responses; the Company’s ability to successfully open new stores; the Company’s ability to manage its growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings, including, without limitation, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends these forward-looking statements to speak only as of the time of this presentation and does not undertake to update or revise them as more information becomes available, except as required by law. Non-GAAP Financial Measures We refer to adjusted gross profit, adjusted gross margin, EBIT, adjusted EBIT, adjusted EBIT Margin, and adjusted diluted earnings per share, each of which is a Non-GAAP Financial Measure. These measures are not prepared in accordance with, and are not intended as alternatives to, generally accepted accounting principles in the United States, or GAAP. The Company's management believes that such measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the Company’s financial results, and certain of these measures may be used as components of incentive compensation. The Company defines adjusted gross profit as gross profit, excluding the impact of special items. Adjusted gross margin reflects adjusted gross profit divided by net sales for the applicable period. EBIT is defined as net income before interest expense and provision for income tax, and adjusted EBIT as EBIT, excluding the impact of special items. Adjusted EBIT Margin reflects adjusted EBIT, divided by net sales for the applicable period. The Company defines adjusted diluted earnings per share as diluted earnings per share excluding the impact of special items. Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. To the extent forward looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. 2

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Fourth Quarter 2025 Highlights Net Sales +8% Comps(1) +1.6% New Store Openings 13 Diluted EPS $0.92 EPS Growth(2) +17% Cash Generation $139M Share Repurchases(3) $130M 1. Comparable Store Sales 2. Reflects comparison of Q4 25 diluted EPS to Q4 24 diluted EPS 3. Excluding excise tax 4

Full-Year 2025 Highlights Net Sales +14% Comps(1) +7.3% New Store Openings 37 Diluted EPS $5.31 EPS Growth(2) +42% Cash Generation $716M Share Repurchases(3) $472M 1. Comparable Store Sales 2. Reflects comparison of FY 25 diluted EPS to FY 24 diluted EPS 3. Excluding excise tax 5

Strong Margin Expansion Successfully transitioned meat & seafood self- distribution at 4 DCs Opened 37 new stores Healthy balance sheet & robust cash flow provide flexibility to invest in the business Strong New Store Performance We Made Steady Progress on our Strategy in 2025 Loyalty program rolled out

Stronger Foundation: Strategic Initiatives Talking Hold 7 $6,404 $8,806 2022 2025 36.7% 38.8% 2022 2025 NET SALES ($ in mm) GROSS MARGIN EBIT & EBIT MARGIN(1) ($ in mm) ROIC(1) 12.4% 18.3% 2022 2025 $358 $686 5.6% 7.8% 2022 2025 CAGR 13% +210 bps CAGR 24% +590 bps (1)See the Appendix to this presentation for a reconciliation of EBIT to net income and for a reconciliation of ROIC to net income. ROIC is an non-GAAP measure defined as net operating profit after taxes (referred to as "NOPAT"), including the effect of capitalized operating leases, divided by average invested capital.

$2.39 $5.31 2022 2025 Growing Adjusted Diluted Earnings per Share 8 CAGR 31%

Strong Balance Sheet, Robust Cash Flows ($ in mm) 1. Capital expenditures are net of landlord reimbursement 2. Excluding excise tax Self Fund our Growth and Deliver Shareholder Value Through Ongoing Share Repurchase $112 $213 $200 $224 $200 $203 $238 $472$371 $465 $645 $716 Cap Ex Share Repurchase Operating Cash Flow 2022 2023 2024 2025 9 (1) (2)

Expect to open 40+ new stores Capex (net of landlord reimbursement) $280 million to $310 million First Quarter 2026: Comp sales growth of -3% to -1% and diluted EPS $1.66 to $1.70 Total sales growth of 4.5% to 6.5% Comp sales growth of -1% to 1% Earnings before interest & taxes (EBIT) $675 million to $695 million Diluted earnings per share (EPS) $5.28 to $5.44 10 Full-Year 2026 Outlook (on a 52 week basis) (1)The Company notes the fiscal year 2026 will be a 53-week year, with the extra week falling in the fourth quarter. We estimate the impact from the 53rd week to be approximately $200 million in sales, $28 million in income before interest and taxes, and $0.21 in diluted earnings per share.

Appendix

Appendix SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES NON-GAAP MEASURE RECONCILIATION (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) The following table shows a reconciliation of EBIT to net income for the fiscal years ended December 28, 2025 and January 1, 2023 12 Fifty-Two Weeks ended Fifty-Two Weeks ended Dec 28, 2025 Jan 1, 2023 Net Income $ 523,670 $ 261,164 Income tax provision 165,114 88,149 Interest (income) expense, net (2,626) 9,047 Earnings before interest and taxes (EBIT) 686,158 358,360 EBIT Margin 7.8% 5.6%

Appendix The following table shows a reconciliation of ROIC to net income for the Company's 2025 and 2022 fiscal years 13